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                                  EXHIBIT 15(D)

                  Revised Schedule A to the Servicing Agreement



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                                                           Dated: April 30, 1997


                                   Schedule A
                                     to the
                       Servicing Agreement With Respect To
                Distribution Assistance and Shareholder Services
                        between BISYS Fund Services, Inc.
               (formerly The Winsbury Company Limited Partnership)
                      and Branch Banking and Trust Company


Name of the Fund                               Compensation*
----------------                               -------------
The BB&T U.S. Treasury Money         Annual rate of twenty-five
Market Fund                          one-hundredths of one percent (.25%) of
                                     the average daily net asset value of the BB&T U.S. Treasury Money Market Fund's
                                     Class A Shares held of record by the
                                     Participating Organization from time to
                                     time on behalf of Customers.


The BB&T Short-Intermediate          Annual rate of twenty-five
U.S. Government Income Fund          one-hundredths of one percent (.25%) of
                                     the average daily net asset value of the BB&T Short-Intermediate U.S. Government
                                     Income Fund's Class A Shares held of
                                     record by the Participating Organization from time to time on behalf of Customers.



The BB&T Intermediate U.S.           Annual rate of twenty-five
Government Bond Fund                 one-hundredths of one percent (.25%) of
                                     the average daily net asset value of the BB&T Intermediate U.S. Government Bond
                                     Fund's Class A Shares held of record by
                                     the Participating Organization from time to time on behalf of Customers.



The BB&T Growth and Income           Annual rate of twenty-five
Stock Fund                           one-hundredths of one percent (.25%) of
                                     the average daily net asset value of the BB&T Growth and Income Stock Fund's
                                     Class A Shares held of record by the
                                     Participating Organization from time to
                                     time on behalf of Customers.




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The BB&T North Carolina         Annual rate of twenty-five
Intermediate Tax-Free Fund      one-hundredths of one percent (.25%) of
                                the average daily net asset value of the BB&T North Carolina Intermediate
                                Tax-Free Fund's Class A Shares held of
                                record by the Participating Organization from time to time on behalf of Customers.


The BB&T Balanced Fund          Annual rate of twenty-five
                                one-hundredths of one percent (.25%) of
                                the average daily net asset value of the BB&T Balanced Fund's Class A Shares held of record by the Participating
                                Organization from time to time on behalf of the Customers.


The BB&T Small Company          Annual rate of twenty-five
Growth Fund                     one-hundredths of one percent (.25%) of
                                the average daily net asset value of the BB&T Small Company Growth Fund's Class A
                                Shares held of record by the
                                Participating Organization from time to
                                time on behalf of Customers.



The BB&T International          Annual rate of twenty-five
Equity Fund                     one-hundredths of one percent (.25%) of
                                the average daily net asset value of the BB&T International Equity Fund's Class A
                                Shares held of record by the
                                Participating Organization from time to
                                time on behalf of customers.



The BB&T Capital Manager        Annual rate of twenty-five
Conservative Growth Fund        one-hundredths of one percent (.25%) of
                                the average daily net asset value of the BB&T Capital Manager Conservative Growth
                                Fund's Class A Shares held of record by
                                the Participating Organization from time to time on behalf of customers.



The BB&T Capital Manager        Annual rate of twenty-five
Moderate Growth Fund            one-hundredths of one percent (.25%) of
                                the average daily net asset value of the BB&T Capital Manager Moderate Growth
                                Fund's Class A Shares held of record by
                                the Participating Organization from time to time on behalf of customers.




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The BB&T Capital Manager               Annual rate of twenty-five
Growth Fund                            one-hundredths of one percent (.25%) of
                                       the average daily net asset value of the BB&T Capital Manager Growth Fund's Class
                                       A Shares held of record by the
                                       Participating Organization from time to
                                       time on behalf of customers.


The BB&T Prime Money Market            Annual rate of twenty-five
Fund                                   one-hundredths of one percent (.25%) of
                                       the average daily net asset value of the BB&T Prime Money Market Fund's Class A
                                       Shares held of record by the
                                       Participating Organization from time to
                                       time on behalf of Customers.


BISYS FUND SERVICES                       ACCEPTED AND AGREED TO:
LIMITED PARTNERSHIP
(formerly The Winsbury Company
Limited Partnership)

By:  BISYS FUND SERVICES                  BRANCH BANKING AND TRUST
       GENERAL PARTNER                    COMPANY


By: /s/ J. David Huber                    By: /s/
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    *  All fees are computed daily and paid monthly.